UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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☐ Preliminary Proxy Statement

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☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

INTEGRATED BIOPHARMA, INC.
(Name of Registrant as Specified In Its Charter)

(Not Applicable)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTEGRATED BIOPHARMA, INC.

225 Long Avenue

Hillside, New Jersey 07205

October 28, 2024

To Our Stockholders:

On behalf of the Board of Directors of Integrated BioPharma, Inc. (the “Company”), it is our pleasure to invite you to attend the Company’s 2024 Annual Meeting of Stockholders, which will be held at 9:00 a.m. local time, on December 2, 2024 at the Company’s executive offices, located at 225 Long Avenue, Hillside, New Jersey 07205.

At the Annual Meeting, you will be asked to (i) elect two Class I directors for a three-year term to serve until the 2027 Annual Meeting of Stockholders and (ii) ratify the appointment of the Company’s independent auditor for the 2025 fiscal year.  These matters are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.  A proxy is included along with the Proxy Statement.  These materials are being sent to stockholders on or about October 28, 2024.

It is important that your shares are represented at the Annual Meeting, whether or not you are able to attend.  Accordingly, you are urged to sign, date and mail the enclosed proxy promptly. If you later decide to attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

Sincerely,

/s/ Christina Kay
Christina Kay
Co-Chief Executive Officer

/s/ Riva Sheppard
Riva Sheppard
Co-Chief Executive Officer

ii

INTEGRATED BIOPHARMA, INC.

225 Long Avenue

Hillside, New Jersey 07205

Notice of Annual Meeting of Stockholders

to be Held on December 2, 2024

and

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders

to be Held on December 2, 2024

9:00am, Local Time

To the Stockholders of Integrated BioPharma, Inc.:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Integrated BioPharma, Inc., a Delaware corporation (the “Company”), will be held on December 2, 2024, at 9:00 a.m., local time, at the Company’s executive offices, located at 225 Long Avenue, Hillside, New Jersey 07205, for the purpose of considering and acting upon the following proposals:

1.	To elect two Class I directors for a three-year term to serve until the 2027 Annual Meeting of Stockholders;

2.	To ratify the appointment of the Company’s independent auditor for the fiscal year ending June 30, 2025; and

3.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only holders of record of the Company’s common stock, par value $.002 per share (“Common Stock”), at the close of business on October 15, 2024 (the “Record Date”), are entitled to vote on the matters to be presented at the Annual Meeting. The number of shares of Common Stock outstanding on the Record Date and entitled to vote is 30,099,610.

The proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2024 are available at https://materials.proxyvote.com/45811V.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSALS TO BE PRESENTED TO THE COMPANY’S STOCKHOLDERS AT THE MEETING.

By order of the Board of Directors.

/s/ Dina L. Masi
Dina L. Masi
Secretary
Hillside, New Jersey
October 28, 2024

It is important that your shares be represented at this meeting in order that a quorum may be assured. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO LOGIN AND VOTE ON THE INTERNET AT PROXYVOTE.COM OR DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED CARD IN THE POSTAGE PREPAID ENVELOPE PROVIDED AND TO DO SO IN ADEQUATE TIME FOR YOUR DIRECTIONS TO BE RECEIVED AND TABULATED PRIOR TO THE SCHEDULED MEETING.

iii

INTEGRATED BIOPHARMA, INC.

225 Long Avenue

Hillside, New Jersey 07205

PROXY STATEMENT

2024 Annual Meeting of Stockholders

To be held on December 2, 2024

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Integrated BioPharma, Inc., a Delaware corporation (the “Company”), to be voted at the 2024 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Company’s executive offices, located at 225 Long Avenue, Hillside, New Jersey 07205 on December 2, 2024, at 9:00 a.m. local time, or at any postponement or adjournment thereof. This Proxy Statement, the Notice of Annual Meeting, the accompanying form of proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 are first being mailed to stockholders on or about October 28, 2024.

Only holders of record of the Company’s common stock, par value $.002 per share (“Common Stock”), at the close of business on October 15, 2024 (the “Record Date”), are entitled to vote on the matters to be presented at the Annual Meeting. The number of shares of Common Stock outstanding on the Record Date and entitled to vote is 30,099,610.

Holders of Common Stock are entitled to one vote on each matter to be voted upon by the stockholders at the Annual Meeting for each share held.

At the Annual Meeting, stockholders will be asked to (i) consider and elect two Class I directors for a three-year term expiring at the 2027 Annual Meeting of Stockholders and (ii) consider and vote upon the proposal to ratify the appointment of Marcum LLP as the Company’s independent auditor for the fiscal year ending June 30, 2025 (the “Independent Auditor Proposal”).  At the Annual Meeting, stockholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting.

Holders of Common Stock as of the Record Date are entitled to vote at the Annual Meeting.  Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for, against or abstain with respect to each proposal. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Continental Stock Transfer, or you have stock certificates, you may vote:

●	By phone. Call toll free 800-690-6903.
●	By Internet. Go to www.proxyvote.com and follow the on-screen instructions.
●	In person. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

●	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.
●

In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to attend the Annual Meeting unless you have a proxy card from your broker.

YOUR PROXY CARD WILL BE VALID ONLY IF YOU COMPLETE, SIGN, DATE, AND RETURN IT BEFORE THE MEETING DATE.

QUORUM AND VOTE REQUIREMENTS

The presence, in person or by proxy, of holders of record of a majority of the shares of Common Stock issued and outstanding and entitled to vote as of the Record Date is required for a quorum to transact business at the Annual Meeting, but if a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Directors of the Company are elected by the affirmative vote of holders of a plurality of votes cast by the stockholders entitled to vote at the Annual Meeting. The Independent Auditor Proposal and all other matters to properly come before the Annual Meeting will be determined by the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.  Brokers or other nominees who hold shares of Common Stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they do not receive instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to approval of matters which are “non-routine” without specific instruction from the beneficial owner.  The election of directors is a non-routine proposal, and therefore brokers are not entitled to vote for the election of directors without your instructions. The Independent Auditor Proposal is a routine proposal, and therefore, your broker can vote on this proposal without specific instructions from you.  Broker “non-votes” (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) and shares for which duly executed proxies have been received but with respect to which holders of shares have abstained from voting will be treated as present for purposes of determining the presence of a quorum at the Annual Meeting.  Abstentions and broker non-votes have no impact on the election of directors, the Independent Auditor Proposal and all other matters to properly come before the Annual Meeting except to reduce the number of votes cast for such proposals.

SOLICITATION AND REVOCATION

PROXIES IN THE FORM ENCLOSED ARE BEING SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS. THE PERSONS NAMED IN THE ACCOMPANYING FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS.

All Common Stock represented by properly executed proxies which are returned and not revoked prior to the time of the Annual Meeting will be voted in accordance with the instructions, if any, given thereon. If no instructions are provided in an executed proxy, it will be voted (i) with respect to Proposal 1, FOR the Class I director nominees and (ii) with respect to Proposal 2,  FOR the Independent Auditor Proposal, and in accordance with the proxy holder’s discretion as to any other business raised at the Annual Meeting.  Any stockholder who executes a proxy may revoke it at any time before it is voted by delivering to the Company a written statement revoking such proxy, by executing and delivering a later dated proxy, or by voting in person at the Annual Meeting.  Attendance at the Annual Meeting by a stockholder who has executed and delivered a proxy to the Company shall not in and of itself constitute a revocation of such proxy.

The Company will bear its own cost for the solicitation of proxies. Proxies will be solicited initially by mail. Further solicitation may be made by directors, officers, and employees of the Company personally, by telephone, or otherwise, but any such person will not be specifically compensated for such services. The Company also intends to make, through banks, brokers or other persons, a solicitation of proxies of beneficial holders of the Common Stock. Upon request, the Company will reimburse brokers, dealers, banks and similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of Common Stock which such persons hold of record.

The Company’s stockholders do not have appraisal rights under Delaware law or under the Company’s governing documents with respect to matters to be voted upon at the Annual Meeting.

DIRECTORS

PROPOSAL NO. 1 ELECTION OF DIRECTORS

The Company's Board of Directors is currently composed of six (6) directors, divided into three classes of directors serving staggered three-year terms.  The Class I directors, whose terms of office expire in 2024, are Mrs. Riva Sheppard and Mr. Damon DeSantis.  The Class II directors, whose terms of office expire in 2027, are Mr. William Milmoe, Ms. Christina Kay and Mr. Robert Canarick.  The Class III director, whose term of office expires in 2025, is Mr. Eric Friedman.

The stockholders will consider and vote upon the election of Mrs. Sheppard and Mr. DeSantis to serve as Class I directors until the 2027 annual meeting of stockholders (subject to their earlier removal, death or resignation) and until his or her successor is elected and qualified. Except as indicated below, none of our directors is a director of any other reporting companies. None of our directors has been affiliated with any company that has filed for bankruptcy within the last ten years. We are not aware of any proceedings to which any of our directors, or any associate of any such director is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

The following table sets forth certain information with respect to the members of the Company’s Board of Directors as of the Fiscal Year Ended June 30, 2024:

		Class of	Director
	Age	Directors	Since
Riva Sheppard	57	Class I	1991
Damon DeSantis	56	Class I	2022
Christina Kay	54	Class II	1994
Robert Canarick	74	Class II	1994
William Milmoe	76	Class II	2008
Eric Friedman	76	Class III	2020

Mrs. Riva Sheppard has served as Co-Chief Executive Officer of the Company since May 1, 2019 and as a director of the Company since May 1991. Mrs. Sheppard has also served as Executive Vice President from November 2005 to May 1, 2019 and as Vice President from May 1991 to November 2005.  Mrs. Sheppard is the sister of Christina Kay. Mrs. Sheppard is not a director of any other public company.

Director Qualifications:

As a long-time stockholder and officer of the Company, Mrs. Sheppard has tremendous knowledge of the Company’s history, strategies, manufacturing processes and culture.  As Executive Vice President of the Company, she developed numerous key business relationships with the Company’s customers, suppliers and personnel which continue to contribute to the Company’s ongoing businesses and continues to maintain these relationships as the Company’s Co-Chief Executive Officer.

Mr. Damon DeSantis has served as director of the Company since June 2022. Mr. DeSantis, since August 2021, serves as a board member of Celsius Holding, Inc. (“Celsius”), a public Company, and maker of the leading global fitness drink, CELSIUS®. In addition to be a Director on the Celsius Board, Mr. DeSantis is the Chairman of the Governance and Nomination Committee of Celsius. Additionally, he serves as a board member of MacPherson’s, the largest employee-owned distributor of creative materials and art supplies in North America. His corporate business interests consists of ownership, direct investment, and board membership in a variety of private businesses in the hospitality, financial services, automotive, spirits and cannabis industries. Previously, Mr. DeSantis served as Chief Executive Officer of Rexall Sundown Nutritional Company, a former Nasdaq 100 company until 2001 as well as a board member of the company. Rexall Sundown was in the business of developing, manufacturing, packaging, marketing, and distributing nutritional products of over 2800 SKUs to wholesalers, distributors, retailers in the US and worldwide.

Director Qualifications:

Mr. DeSantis has in-depth knowledge of the nutraceutical business and over 36 years of general business experience.

Ms. Christina Kay has served as Co-Chief Executive Officer of the Company since May 1, 2019 and as a director of the Company since December 1994. Ms. Kay has also served as Executive Vice President from November 2005 to May 1, 2019 and as Vice President from December 1994 to November 2005. Ms. Kay is the sister of Riva Sheppard. Ms. Kay is not a director of any other public company.

Director Qualifications:

As a long-time stockholder and officer of the Company, Ms. Kay has tremendous knowledge of the Company’s history, strategies, manufacturing processes and culture.  As Executive Vice President of the Company, she developed numerous key business relationships with the Company’s customers, suppliers and personnel which continue to contribute to the Company’s ongoing businesses and continues to maintain these relationships as the Company’s Co-Chief Executive Officer.

Mr. Robert Canarick has served as a director of the Company since December 1994. From January 1998 until August of 2001 he served as general counsel of NIA Group, LLC, an all lines independent Insurance agency. From August 2001 until December 2017 he served as President of Links Insurance Services, LLP. (“Links”) and from January 2017 through December 2019 as an employee of Links. Mr. Canarick is a former attorney and certified public accountant. Mr. Canarick is not a director of any other public company.

Director Qualifications:

Mr. Canarick is a former attorney and certified public accountant and has 44 years of relevant business and financial experience. Mr. Canarick also provides legal and practical guidance and insights into our risk management and legal matters.

William H. Milmoe has been a director of our Company since December 2008. Since January 2006, Mr. Milmoe has served as President and Chief Financial Officer of CDS International Holdings, Inc., a private investment firm. From 1997 to January 2006, he was CDS International Holdings, Inc.’s Chief Financial Officer and Treasurer. Mr. Milmoe is a certified public accountant with over 46 years of broad business experience in both public accounting and private industry.   Mr. Milmoe is Chairman Emeritus of Celsius Holdings, Inc., a Nasdaq listed public company.

Director Qualifications:

Mr. Milmoe is a certified public accountant and has 45 years of relevant business and financial experience.  Mr. Milmoe uses his substantial experience to provide practical guidance and insights to the Company.

Eric Friedman has been a director of our Company since November 2020. Mr. Friedman has been retired since January 2024, prior to his retirement he was self- employed.  From January 2019 to March 2020 he served as the Controller of RES Realty LLC, from October 2016 to January 2019, he was an independent consultant and from August 2011 to August 2016, he was the Controller of W & E Sales Co. Inc.  Mr. Friedman was previously employed by the Company from 1996 to 2011, serving several positions including Chief Financial Officer, Assistant to the President and the President of its branded subsidiary, AgroLabs, Inc.

Director Qualifications:

Mr. Friedman is a certified public accountant and has 46 years of relevant business and financial experience.  Mr. Friedman uses his substantial experience to provide practical guidance and insights to the Company.

Family Relationships

Other than as described above, there are no family relationships among our executive officers and directors.

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any legal proceedings in the past 10 years that would require disclosure under Item 401(f) of Regulation S-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership of Common Stock with the SEC. Based solely on our review, all required filings regarding changes of ownership were filed during the Fiscal Year Ended June 30, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of Common Stock of Integrated BioPharma, Inc. beneficially owned on October 15, 2024, by:

●	each person who is known by the Company to beneficially own five percent (5%) or more of the Common Stock of the Company;
●	each of the directors and executive officers of the Company; and
●	all of the Company’s directors and executive officers, as a group.

	Number of Shares	Percent of Shares
Name of Beneficial Owner (1)	Beneficially Owned (2)	Beneficially Owned (3)
William H. Milmoe	13,335,558 (4)	43.6%
Dean DeSantis	12,784,391 (5)	42.5%
Carl DeSantis Revocable Trust	12,766,982 (6)	42.4%
Deborah DeSantis	12,766,982 (7)	42.4%
Riva Sheppard	5,464,679 (8)	17.7%
Christina Kay	5,448,979 (9)	17.7%
Heidi Kay	5,019,161 (10)	16.7%
Estate of E Gerald Kay	3,393,815	11.3%
Dina L Masi	812,200 (12)	2.6%
Robert Canarick	646,733 (13)	2.1%
Eric Friedman	212,500 (14)	0.7%
Damon DeSantis	122,500 (15)	0.4%
Directors and executive officers as a group (7 persons)	22,639,334 (16)	67.2%

(1)	The address of each of the persons listed is c/o Integrated BioPharma Inc., 225 Long Avenue, Hillside, New Jersey 07205.
(2)

Unless otherwise indicated, includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire such shares within 60 days after October 15, 2024, by the exercise of warrant, stock option or other right. Unless otherwise noted, shares are owned of record and beneficially by the named person.

(3)	Based upon 30,099,610 shares of Common Stock outstanding on October 15, 2024.
(4)

Includes (i) 2,242,809 shares owned by Carl DeSantis Revocable Trust (the "CDC Trust") of which Mr. Milmoe is one of the three co-trustees; (ii) 10,524,173 shares of Common Stock owned by CD Financial, LLC of which the CDS Trust owns 100% equity interest and Mr. Milmoe is an executive officer of;  (iii) 17,409 held in the Estate of Carl DeSantis, of which Mr. Milmoe is Co-Executor with Mr. Dean DeSantis; and (iv) 462,500 shares of Common Stock issuable upon the exercise of presently exercisable stock options.

(5)	Includes (i) 2,242,809 shares owned by the CDS Trust of which Mr. Dean DeSantis is one of the three co-trustees; (ii) 10,524,173 shares of Common Stock owned by CD Financial, LLC of which the CDS Trust owns 100% equity interest and (iii) 17,409 held in the Estate of Carl DeSantis, of which Mr. Dean DeSantis is Co-Executor with Mr. Milmoe. Mr. Dean DeSantis is also one of the beneficiaries of the CDS Trust.
(6)	Includes 10,524,173 shares of Common Stock owned by CD Financial, LLC of which the CDS Trust owns 100% equity interest.
(7)	Includes (i) 2,242,809 shares owned by the CDS Trust of which Ms. DeSantis is one of the three co-trustees; and (ii) 10,524,173 shares of Common Stock owned by CD Financial, LLC of which the CDS Trust owns 100% equity interest. Ms. DeSantis is also one of the beneficiaries of the CDS Trust.
(8)	Includes (i) 3,393,815 shares held by the Estate of E Gerald Kay (the “Estate”), for which Mrs. Sheppard shares dispositive power with Ms. Kay as Co-Executors of the Estate; (ii) 16,697 shares held in the Riva Sheppard Trust; (iii) 15,700 shares held in the Emily Sheppard Trust, for which Mrs. Sheppard is the Trustee; and (iv) 765,000 shares of Common Stock issuable upon exercise of presently exercisable stock options.
(9)	Includes (i) 3,393,815 shares the Estate, for which Ms. Kay shares dispositive power with Mrs. Sheppard as Co-Executors of the Estate; (ii) 16,697 shares held in the Christina Kay Trust; and (iii) 675,000 shares of Common Stock issuable upon exercise of presently exercisable stock options.
(10)	Includes 3,393,815 shares of Common Stock owned by the Estate of which Mrs. Kay is sole beneficiary.
(11)	Includes 665,000 shares of Common Stock issuable upon exercise of presently exercisable stock options.
(12)	Includes 587,500 shares of Common Stock issuable upon exercise of presently exercisable stock options.
(13)	Includes 212,500 shares of Common Stock issuable upon exercise of presently exercisable stock options.
(14)	Includes 112,500 shares of Common Stock issuable upon exercise of presently exercisable stock options.
(15)	Includes (i) 10,524,173 shares of Common Stock owned by CD Financial, LLC of which Mr. Milmoe is an executive officer; (ii) 2,242,809 shares owned by the CDS Trust of which Mr. Milmoe is one of the three co-trustees; (iii) 3,393,815 shares held by the Estate, for which Mrs. Sheppard and Ms. Kay are Co-Executors of; (iv) 17,409 shares held in the Estate of Carl DeSantis, of which Mr. Milmoe Co-Executor; (v) 15,700 shares held in the Emily Sheppard Trust, for which Mrs. Sheppard is the Trustee (vi) 16,697 shares held in each the Christina Kay Trust and Riva Sheppard Trust, and (vii) 3,570,000 shares of Common Stock issuable upon exercise of presently exercisable stock options.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table includes information as of June 30, 2024 relating to the Company's stock option plans, which comprise all of the Company's equity compensation plans. The table provides the number of securities to be issued upon the exercise of outstanding options under such plans, the weighted-average exercise price of such outstanding options and the number of securities remaining available for future issuance under such plans.

	Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities
	(a)	(b)	reflected in column (a))

Equity compensation plans approved by security holders	4,749,183	$0.34	6,351,818
Equity compensation plans not approved by security holders	-	-	-
Totals	4,749,183	$0.34	6,351,818

CORPORATE GOVERNANCE

Director Independence

Our Common Stock is not currently listed on a national securities exchange and as such we have used the definition of “independence” as defined by The NASDAQ Stock Market to make a determination on the independence of our directors. Based on such definition, we have concluded that Mr. Canarick and Mr. Friedman are deemed to be “independent”.

Board Meetings and Committees; Annual Meeting Attendance

The Board of Directors held seven meetings, the Audit Committee held five meetings and the Compensation Committee held one meeting during the Fiscal Year Ended June 30, 2024.  The Board meetings were attended by all our current directors, and all directors serving on committees attended all committee meetings, additionally, Mr. Damon DeSantis attended one of the Audit Committee Meetings. The Company does not have a policy with regards to Board members’ attendance at annual meetings.

Audit Committee

The Company has a standing Audit Committee.  The Audit Committee’s is comprised of Mr. Canarick and Mr. Friedman, each of whom is deemed independent, and Mr. Milmoe, who is not an independent director. Mr. Milmoe meets the requirements set forth for an "audit committee financial expert", as defined in the applicable SEC rules, however, is not deemed independent as he beneficially owns approximately 43.5% of the Company’s outstanding common stock.  His formal education and nature and scope of his previous professional experience adds value to the Audit Committee. The Audit Committee periodically consults with the Company’s management and independent public accountants on financial matters, including the Company’s internal financial controls and procedures. The Audit Committee operates under a written Charter, a copy which is available on the Company’s website at http://www.ibiopharma.com//charter.htm.  The Audit Committee met five times in the fiscal year ended June 30, 2024, all of which were attended by all Audit Committee members.

Compensation Committee

The Company has a standing Compensation Committee composed of Mr. Milmoe, Mr. Canarick and Mr. Friedman.  The Board set the initial function of the Compensation Committee as developing an incentive compensation plan for the Company’s executive officers and employees, reviewing executive management compensation and reporting back to the Board of Directors with their recommendations.  The Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or other executive officer compensation or employee benefit plans, and has sole authority to approve the consultant’s fees and other retention terms.

The Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other experts, advisors and consultants to assist in carrying out its duties and responsibilities, and has the authority to retain and approve the fees and other retention terms for any external experts, advisors or consultants. The Compensation Committee does not currently have a charter. The Compensation Committee met one time in the fiscal year ended June 30, 2024 and was attended by all Compensation Committee members.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee was, during the year ended June 30, 2024, an officer or employee of ours, was formerly an officer of ours or had any relationship requiring disclosure by us under Item 404 of Regulation S-K. No interlocking relationship as described in Item 407(e)(4) of Regulation S-K exists between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Nominations

The Company does not have a standing nominating committee. With respect to nominating matters, the entire Board performs this function due to the limited number of independent directors currently on the Board.  At such time, if any, as the Board composition changes or the Board otherwise deems appropriate, the Company may establish a separate nominating committee.  As a result, the entire Board participates in the consideration of Board nominees.  Given the size and the ownership structure of the Company, the Board, at this time, does not have a policy with regard to consideration of director candidates recommended by security holders or a policy with regard to consideration of diversity in considering director nominees. The Company’s By-Laws provide for director nominees by any stockholder of the Company who complies with the notice procedures set forth in the Company’s By-Laws and is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting.

The Company’s Common Stock is currently quoted on the OTCQX® Best Market of the OTC Markets Group, Inc. under the symbol “INBP.”  In order to maintain quotation on the OTCQX, the Company will be required to comply with certain minimum qualitative and quantitative requirements, including with respect to corporate governance. There can be no assurances that the Company will be able to comply with these qualitative and quantitative requirements for continued quotation of its Common Stock on the OTCQX.

Communication with Directors

The Company has established procedures for stockholders or other interested parties to communicate directly with the Board of Directors. Such parties can contact the Board of Directors by mail at: Integrated BioPharma Inc., 225 Long Avenue, Hillside, New Jersey 07205.

Code of Ethics

The Company has adopted a Code of Ethics which applies to our directors, officers, senior management and certain other of our employees, including our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions.  Our updated Code of Ethics was filed as an exhibit to Current Report on Form 8-K dated May 11, 2022, as filed with the SEC on May 12, 2022.

Board Leadership Structure

Our Board has chosen to separate the roles of Chief Executive Officer and Chairperson of the Board.  As Co-Chief Executive Officers, Ms. Kay and Mrs. Sheppard are responsible for day-to-day management of the Company and the overall execution of our strategy. Currently, our Board does not have a Chairperson.

Board of Directors Role in Risk Oversight

The Company’s audit committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board. The audit committee has periodic meetings with management, during which the audit committee receives reports from management regarding the Company’s assessment of risks and discusses with management the Company’s policies with respect to risk assessment, the Company’s major financial risk exposures and the steps to be taken to monitor and mitigate these exposures.   While the audit committee is responsible for risk oversight and for ensuring that material risk is identified and managed properly, the Company’s management is responsible for the day-to-day risk management processes.  We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company.

Employee, Officer and Director Hedging

The Company’s Insider Trading Policy currently doesn’t address hedging transactions.  The Company’s officers, directors and certain identified employees do not actively trade in the Company’s stock and have held the shares since the initial acquisition date.

Insider Trading Arrangements and Policies

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules, and regulations. As part of this commitment, we have adopted our Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us.

Clawback Policy

The Company is not listed on either the New York Stock Exchange or the Nasdaq Stock Market and therefore isn’t required and has not adopted a formal clawback policy with respect to the recovery of erroneously awarded compensation in the event of a financial restatement due to material noncompliance with any financial reporting requirement under the securities laws (with no fault required).  Notwithstanding the absence of a formal policy,  if the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoers as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of the Company’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to Named Executive Officers of the Company as of the Fiscal Year Ended June 30, 2024:

			Officer
	Age	Position Held	Since
Riva Sheppard	56	Co-Chief Executive Officer	1991
Christina Kay	53	Co-Chief Executive Officer	1994
Dina L Masi	62	Chief Financial Officer	2005

The following individual is an executive officer of the Company but is not a director or nominee for director:

Dina L. Masi, is Senior Vice President, Chief Financial Officer and Secretary of the Company.  Ms. Masi joined the Company on November 17, 2005.  Ms. Masi also acted as the Chief Financial Officer of privately held companies that the Company provided bookkeeping and other back office services for, namely, Maternal Science, Inc. and later Healthy Mama Holdings, LLC. from September 2014 to December 2021.  Previously, Ms. Masi operated a financial services consulting firm, DLM Accounting and Financial Services, LLC, providing accounting and financial services to small business owners from May 2005 to present.  From June 2002 to December 2004, Ms. Masi served as the Chief Financial Officer and Senior Vice President of Prescott Funding, LLC, a licensed residential mortgage lender specializing in non-conforming consumer lending. Ms. Masi also served as the Chief Financial Officer and Senior Vice President of Fintek, Inc., a privately owned financial consulting services company, from July 2001 to September 2005, and as Management Information Officer from February 1998 to July 2001.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The goal of our named executive officer compensation program is the same as our goal for operating the Company - to create long-term value for our stockholders. Toward this goal, we have designed and implemented our compensation programs for our named executives to reward them for sustained financial and operating performance and leadership excellence, to align their interests with those of our stockholders and to encourage them to remain with the Company for long and productive careers. Most of our compensation elements simultaneously fulfill one or more of our performance, alignment and retention objectives. These elements consist of salary and annual bonus, equity incentive compensation, retirement and other benefits. In deciding on the type and amount of compensation for each executive, we focus on both current pay and the opportunity for future compensation. We combine the compensation elements for each executive in a manner we believe optimizes the executive’s contribution to the Company.

Compensation Objectives

Performance. Our three executives who are identified in the Summary Compensation Table below (whom we refer to as our named executives) have a combined total of 82 years with the Company, during which they have held different positions and been, in some cases, promoted to increasing levels of responsibility. The amount of compensation for each named executive reflects his or her level of management experience, performance level and career of service to the Company over a long period. A key element of compensation that depends upon the named executive’s performance is equity incentive compensation in the form of stock options and restricted stock units (“RSUs”), subject to vesting schedules that require continued service with the Company.

Base salary is designed to be commensurate with the executive’s scope of responsibilities, demonstrated leadership abilities, and management experience and effectiveness. Our other elements of compensation focus on motivating and challenging the executive to achieve superior, longer-term, sustained results.  Each of the Co-CEOs earned approximately ten percent more in the Fiscal Year Ended June 30, 2024 as compared to the Year Ended June 30, 2023 and the CFO earned approximately six percent more in the Fiscal Year Ended June 30, 2024 as compared to the Year Ended June 30, 2023.  These increases were based on both merit and additional responsibilities.

Alignment. We seek to align the interests of the named executives with those of our investors by evaluating executive performance on the basis of key financial measurements which we believe closely correlate to long-term stockholder value, including revenue, operating profit, earnings per share, operating margins, return on total equity or total capital, cash flow from operating activities and total stockholder return. Equity incentive compensation awards are designed to align the interests of the named executives with stockholders because the total value of those awards corresponds to stock price appreciation.

Retention.  We attempt to retain our executives by using continued service as a determinant of total pay opportunity, with the extended vesting terms of stock option and RSU awards.

Implementing Our Objectives

Determining Compensation. We rely upon our judgment in making compensation decisions, after reviewing the performance of the Company and carefully evaluating an executive’s performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance stockholder value. Specific factors affecting compensation decisions for the named executives include:

● key financial measurements such as revenue, operating profit, earnings per share, operating margins, return on total equity or total capital, cash flow from operating activities and total stockholder return;

● strategic objectives such as acquisitions, dispositions or joint ventures, technological innovation and globalization;

● promoting commercial excellence by launching new or continuously improving products or services, being a leading market player and attracting and retaining customers;

● achieving specific operational goals for the Company, including improved productivity, simplification and risk management;

● achieving excellence in their organizational structure and among their employees; and

● supporting our values by promoting a culture of unyielding integrity through compliance with law and our ethics policies, as well as commitment to community leadership and diversity.

We generally do not adhere to rigid formulas or necessarily react to short-term changes in business performance in determining the amount and mix of compensation elements. We consider competitive market compensation paid by other companies, but we do not attempt to maintain a certain target percentile within a peer group or otherwise rely on those data to determine executive compensation. We incorporate flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment.

We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Any apportionment goal is not applied rigidly and does not control our compensation decisions; we use it as another tool to assess an executive’s total pay opportunities and whether we have provided the appropriate incentives to accomplish our compensation objectives. Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards. We also seek to balance compensation elements that are based on financial, operational and strategic metrics with others that are based on the performance of our shares. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our named executives to deliver superior performance and retain them to continue their careers with us on a cost-effective basis.

No Employment and Severance Agreements. Our named executives do not have employment, severance or change-of-control agreements. Our named executives serve at the will of the Board, which enables the Company to terminate their employment with discretion as to the terms of any severance arrangement. This is consistent with the Company’s performance-based employment and compensation philosophy. In addition, our policies on employment, severance and retirement arrangements help retain our executives by subjecting to forfeiture significant elements of compensation that they have accrued over their careers at the Company if they leave the Company prior to retirement.

Role of Board and Co-CEOs.  The Board of Directors has primary responsibility in developing and evaluating potential candidates for executive positions, including the Co-CEOs, and for overseeing the development of executive succession plans. As part of this responsibility, the Board’s Compensation Committee oversees the design, development and implementation of the compensation program for the Co-CEOs and the other named executives. The Compensation Committee evaluates the performance of the Co-CEOs and determines the Co-CEOs compensation in light of the goals and objectives of the compensation program. The Co-CEOs and the Compensation Committee together assess the performance of the other named executives and determine their compensation, based on initial recommendations from the Co-CEOs.

The Co-CEOs attend the Compensation Committee meetings as invited guests and assist the committee in reaching compensation decisions with respect to the named executives other than themselves.  The remaining named executive does not play a role in her own compensation determination, other than discussing individual performance objectives with the Co-CEOs.

Role of Compensation Consultants. We have not used the services of any compensation consultants in matters affecting senior executive or director compensation. In the future, either the Company or the Board may engage or seek the advice of compensation consultants.

Equity Grant Practices. The exercise price of each stock option awarded to our senior executives under our long-term incentive plan is the Volume Weighted Average Price over the past ten trading days and not at the end of anyone trading day.  Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company.

Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public Company may deduct for compensation paid to the Company’s CEOs or any of the Company’s four other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if the individual’s performance meets pre-established objective goals based on performance criteria approved by stockholders). For the year ended June 30, 2024, the deduction for compensation paid to the Company’s “covered employees” was not limited by Section 162(m).

Potential Impact on Compensation from Executive Misconduct. If the Board determines that an executive officer has engaged in fraudulent or intentional misconduct, the Board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoers as would be appropriate. Discipline would vary depending on the facts and circumstances, and may include, without limit, (1) termination of employment, (2) initiating an action for breach of fiduciary duty, and (3) if the misconduct resulted in a significant restatement of the Company’s financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or awarded to the executive that is greater than would have been paid or awarded if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

Elements Used to Achieve Compensation Objectives

Annual cash compensation

Base salary. Base salaries for our named executives depend on the scope of their responsibilities, their performance, and the period over which they have performed those responsibilities. Decisions regarding salary increases take into account the executive’s current salary and the amounts paid to the named executive’s peers within and outside the Company. Base salaries are reviewed approximately every 12 months, but are not automatically increased if the Board believes that other elements of compensation are more appropriate in light of our stated objectives. This strategy is consistent with the Company’s primary intent of offering compensation that is contingent on the achievement of performance objectives.

Bonus. For the fiscal year ended June 30, 2024, the Company paid an aggregate amount of $16,900 to three of the named executive officers based on achieving quantitative and qualitative goals. This was $3,000 less than the prior year or approximately 15%.

The salaries paid to the named executives during the year ended June 30, 2024 are discussed below and shown in the Summary Compensation Table below.

Equity awards

The Company’s equity incentive compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of the executive with our stockholders’ and retain the executives through the term of the awards. We consider the grant size and the appropriate combination of stock options when making award decisions. The amount of equity incentive compensation grants are based upon the strategic, operational and financial performance of the Company overall and reflects the executives’ expected contributions to the Company’s future success. Existing ownership levels are not a factor in award determination, as we do not want to discourage executives from holding significant amounts of our stock. The timing of awards for the named executives is based on the annual awards for the named executives and any other employee awarded grants for the current year, which occurs at the first Board Meeting after the Compensation Committee meeting generally held in November, generally after the filing of the Company’s September Form 10-Q.  The Compensation Committee does take into account the timing of the filing of the September Form 10-Q when determining the timing and terms of such an award and if the Compensation Committee meets prior to the filing of the September Form 10-Q, the measurement date of the award will be set to be 10 trading days after the filing of the September 10-Q.  In all cases, the value of the award is calculated using the Volume Weighted Average Price over the past ten trading days and not at the end of anyone trading day.

We have expensed stock option and RSU grants in accordance with United States generally accepted accounting principles. When determining the appropriate amount of stock options and RSUs, our goal is to weigh the cost of these grants with their potential benefits as a compensation tool. Stock options only have value to the extent the price of our stock on the date of exercise exceeds the exercise price on grant date, and thus are an effective compensation element only if the stock price grows over the term of the award.  In this sense, stock options are a motivational tool.

Each of the named executives received grants of stock options in the year ended June 30, 2024 and 2023. The stock options granted become exercisable in three (3) equal annual installments each on the annual anniversary date of the vesting date (November 28 and November 9, respectively) and have a maximum ten-year term (see outstanding equity table filed herein). We believe that this vesting schedule aids the Company in retaining executives and motivating longer-term performance. Under the terms of the Company’s long-term incentive plan, unvested stock options and RSUs are forfeited if the executive voluntarily leaves the Company. There were no awards of RSU grants in the fiscal years ended June 30, 2024 and 2023.

Other Compensation

Other compensation paid to executive officers includes the Company’s matching contribution, made in accordance with the Integrated BioPharma, Inc. 401(k) Profit Sharing Plan, to the account of the named executive officer.

Compensation for the Named Executives in the year ended June 30, 2024

Strength of Company performance. The specific compensation decisions made for each of the named executives for the year ended June 30, 2024 reflect the performance of the Company against key financial and operational measurements. A more detailed analysis of our financial and operational performance is contained in the Management’s Discussion & Analysis section of our most recent Annual Report on Form 10-K filed with the SEC.

Co-CEOs compensation. In determining Ms. Kay’s compensation for the year ended June 30, 2024, the Board considered her performance against the Company’s financial, strategic and operational goals for the year.  In the fiscal year ended June 30, 2024, Ms. Kay received $268,000 in salary, a bonus of $5,300, and $10,193 in other compensation for her service as the Co-Chief Executive Officer.  Ms. Kay’s compensation for the 2024 fiscal year was based on quantitative and qualitative managerial efforts and business.

In determining Mrs. Sheppard’s compensation for the year ended June 30, 2024, the Board considered her performance against the Company’s financial, strategic and operational goals for the year.  In the fiscal year ended June 30, 2024, Mrs. Sheppard received $268,000 in salary, a bonus of $5,300, and $10,193 in other compensation for her service as the Co-Chief Executive Officer.  Mrs. Sheppard’s compensation for the 2024 fiscal year was based on quantitative and qualitative managerial efforts and business.

CFO compensation. In determining Ms. Masi’s compensation for the year ended June 30, 2024, the Board considered her performance against her financial, strategic and operational goals for the year.  In the fiscal year ended June 30, 2024, Ms. Masi received $280,000 in salary, a bonus of $6,300 and $10,721 in other compensation for her service as an executive officer of the Company.  Ms. Masi’s compensation for the 2024 fiscal year was based on quantitative and qualitative managerial efforts and business.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this Proxy. Based on that review and discussion, the Compensation Committee has recommended that the Compensation Discussion and Analysis be included in this Proxy.

October 28, 2024	Compensation Committee

William H Milmoe
Eric Friedman
Robert Canarick

Summary Compensation Table for 2024

The table below summarizes the total compensation paid or earned by our Co-Chief Executive Officers and our Chief Financial Officer and one other most highly compensated executive officer who was serving as an executive officer (the “Named Executive Officers”) for each of the last two completed fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (2)	Total ($)
Christina Kay
Co-Chief Executive Officer	2024	$268,000	$5,300	$-	$60,060	$-	$-	$10,193	343,553
	2023	237,273	6,400	-	48,225	-	-	9,417	301,315

Riva Sheppard
Co-Chief Executive Officer	2024	268,000	5,300	-	60,060	-	-	10,193	343,553
	2023	242,001	6,400	-	48,225	-	-	9,417	306,043

E. Gerald Kay (3)
Executive Chairman and President	2023	163,589	-	-	25,464	-	-	29,834	218,987

Dina Masi	2024	280,000	6,300	-	60,060	-	-	10,721	357,081
Chief Financial Officer and	2023	263,854	7,100	-	48,225	-	-	10,358	329,537
Senior Vice President			-	-		-	-

 (1) - The amounts in this column reflect the dollar amount recognized as expense with respect to stock options for financial statement reporting purposes during the fiscal year ended June 30, 2024, and 2023, in accordance with Accounting Standards Codification ("ASC") Topic 718 and thus includes amounts from awards granted prior to each twelve month period ended, respectively.   Assumptions used in the calculation of these amounts are included in Note 12 to the audited financial statements included in our 2024 and 2023 annual reports, respectively.

(2) - The amount shown in this column reflects for each named executive officer the total estimated value of the matching contribution to the Integrated BioPharma, Inc. 401(k) Profit Sharing Plan and for Mr. Kay also includes payments made for long term care insurance premiums for him and his spouse in the amount of $25,138 in the fiscal years ended June 30, 2023.

(3) - Mr. Kay's last date of employment was March 20, 2023.

Outstanding Equity Awards at Fiscal Year End June 30, 2024

	Option Awards						Stock Awards
	Number of Securities Underlying		Number of Securities Underlying				Number of Shares or Units	Market Value of Shares or Units of
	Unexercised		Unexercised		Option		of Stock That	Stock That
	Options		Options		Exercise		Have Not	Have Not
	Exercisable		Unexercisable		Price	Option	Vested	Vested
Name	(#)		(#)		($)	Expiration Date	(#)	($)(1)

Christina Kay	200,000	(a)			$0.09	06/02/2025	-0-	$-0-
	250,000	(b)			0.21	05/24/2029	-0-	-0-
	100,000	(c)			0.65	11/04/2030	-0-	-0-
	43,333	(d)	21,667	(d)	0.95	11/03/2031	-0-	-0-
	33,333	(e)	66,667	(e)	0.41	11/09/2032	-0-	-0-
	-0-	(f)	250,000	(f)	0.26	11/28/2033	-0-	-0-
Riva Sheppard	200,000	(a)			0.09	06/02/2025	-0-	-0-
	250,000	(b)			0.21	05/24/2029	-0-	-0-
	100,000	(c)			0.65	11/04/2030	-0-	-0-
	43,333	(d)	21,667	(d)	0.95	11/03/2031	-0-	-0-
	33,333	(e)	66,667	(e)	0.41	11/09/2032	-0-	-0-
	-0-	(f)	250,000	(f)	0.26	11/28/2033	-0-	-0-
Dina L. Masi	200,000	(a)			0.09	06/02/2025	-0-	-0-
	150,000	(b)			0.21	05/24/2029	-0-	-0-
	100,000	(c)			0.65	11/04/2030	-0-	-0-
	43,333	(d)	21,667	(d)	0.95	11/03/2031	-0-	-0-
	33,333	(e)	66,667	(e)	0.41	11/09/2032	-0-	-0-
	-0-	(f)	250,000	(f)	0.24	11/28/2033	-0-	-0-

(1) There were no Shares or Units of Stock outstanding as of June 30, 2024.

(a) Common share options granted on 06/02/2015 which vested 75% on the grant date and 25% vesting over a three-year period.

(b) Common share options granted on 05/24/2019 which vested 50% on the grant date and 50% vesting over a three-year period.

(c) Common share options granted on 11/04/2020 which vest over a three-year period.

(d) Common share options granted on 11/03/2021 which vest over a three-year period.

(e) Common share options granted on 11/09/2022 which vest over a three-year period.

(f) Common share options granted on 11/28/2023 which vest over a three-year period.

Option Exercises and Stock Vested for 2024

The Named Executive Officers exercised stock options and had stock vested during the fiscal year ended June 30, 2024 as follows:

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of Shares	Value Realized	Number of Shares	Value Realized on
	Acquired on Exercise	on Exercise	Acquired on Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)
Christina Kay	50,000	$9,500	-0-	$-0-
Riva Sheppard	50,000	9,500	-0-	-0-
Dina L. Masi	50,000	9,500	-0-	-0-

(1)	The market price used in determining the value realized was calculated using the close of the share price on the OTCQX® Best Market on the date of exercise.
(2)	The market price used in determining the value realized was calculated using the close of the share price on the OTC Market on the date of grant.

Potential Payments upon Termination or Change in Control

The Company does not have any agreements or arrangements with its executive officers that would entitle such Named Executive Officers to payments or the provision of other benefits upon termination of employment.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

The Company currently does not have any employment contracts or other similar agreements or arrangements with any of its executive officers.

Director Compensation

A option grant, in the aggregate amount of 200,000 shares, was awarded for each non-officer Director who was a director as of the date of the Board of Directors Meeting held on July 18, 2023, to purchase Common Stock under the Company’s 2001 Stock Option Plan, with an exercise price of $0.51, which represents the fair market value of the shares of Common Stock as of the measurement date, for his services to the Board of Directors for the fiscal year ending June 30, 2024.   Each 50,000 grant vested in equal quarterly installments of 25% at the end each quarter, September 30, 2023, December 31, 2023, March 31, 2024 and June 30, 2024, as each of the Directors were on the Board of the Company at the time of vesting.

Additionally, each non-officer Director received six hundred dollars ($600) for each meeting attended, including Committee Meetings.  The Company currently has a standing Audit and Compensation Committee.

Director Compensation for the fiscal year ended June 30, 2024

The table below summarizes the total compensation paid or earned by our directors for the fiscal year ended June 30, 2024:

	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Riva Sheppard (3)
Damon DeSantis	$4,800	-0-	$15,995	-0-	20,795
Christina Kay (3)
Robert Canarick	7,800	-0-	15,995	-0-	23,795
Eric Friedman	7,800	-0-	15,995	-0-	23,795
William H Milmoe	7,800	-0-	15,995	-0-	23,795

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2024 for outstanding restricted stock units in accordance with ASC Topic 718.
(2)	Represents the dollar amount recognized for financial statement reporting purposes with respect to fiscal year 2024 for outstanding stock options in accordance with ASC Topic 718.
(3)	Does not receive compensation in capacity as director, however, compensation as a named executive officer is disclosed above.

Our non-employee directors held the following unexercised options at the fiscal year ended June 30, 2024:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Riva Sheppard(a)
Damon DeSantis	50,000	-	$0.51	06/20/2032
	50,000	-	0.33	07/18/2033
Christina Kay(a)
Robert Canarick	175,000	-	0.09	06/02/2025
	50,000	-	0.23	11/18/2026
	150,000	-	0.21	05/24/2029
	50,000	-	0.65	11/04/2030
	50,000	-	0.95	11/03/2031
	50,000	-	0.51	06/20/2032
	50,000	-	0.33	07/18/2033
William Milmoe	50,000	-	0.09	06/02/2025
	50,000	-	0.23	11/18/2026
	150,000	-	0.21	05/24/2029
	50,000	-	0.65	11/04/2030
	50,000	-	0.95	11/03/2031
	50,000	-	0.51	06/20/2032
	50,000	-	0.33	07/18/2033
Eric Friedman	50,000	-	0.65	11/04/2030
	50,000	-	0.95	11/03/2031
	50,000	-	0.51	06/20/2032
	50,000	-	0.33	07/18/2033

(a)	Did not receive compensation in capacity as director. Unexercised options as a named executive officer are disclosed above.

TRANSACTIONS WITH RELATED PERSONS

Except as disclosed herein, no director, executive officer, stockholder holding at least 5% of shares of our Common Stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since June 30, 2022, in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last two completed fiscal years.

Warehouse and office facilities are leased from Vitamin Realty Associates, L.L.C. (“Vitamin Realty”), which is 100% owned by the Estate of the Company’s former executive chairman, president and major stockholder, E. Gerald Kay, Riva Sheppard and Christina Kay, his family members, who are also co-chief executive officers and directors of the Company and the Co-Executors of the Estate of E Gerald Kay.  On January 5, 2012, Manhattan Drug Company, Inc. (“MDC”), a wholly-owned subsidiary of the Company, entered into a second amendment of lease (the “Second Lease Amendment”) with Vitamin Realty for its office and warehouse space in New Jersey increasing its rentable square footage from an aggregate of 74,898 square feet to 76,161 square feet and extending the expiration date to January 31, 2026.  This Second Lease Amendment provides for minimum annual rental payments of approximately $533,000 plus increases in real estate taxes and building operating expenses.  On July 15, 2022, MDC entered into a third amendment of the lease (the “Third Lease Amendment”) with Vitamin Realty, increasing its rentable square footage to 116,175.  This Third Lease Amendment provides for minimum annual rental payments of $842,000 plus increases in real estate taxes and the building operating expenses allocation percentage and is effective as of July 1, 2022.

Also on January 5, 2012, AgroLabs, Inc., also a wholly owned subsidiary of the Company, entered into a lease agreement with Vitamin Realty for an additional 2,700 square feet of warehouse space in New Jersey (the “AgroLabs Lease”).  The term of this lease was originally to expire on January 31, 2019, however, this lease was amended on May 19, 2014 to extend the term thereof to January 1, 2024.  This additional lease provides for minimum lease payments of approximately $27,000 with annual increases plus the proportionate share of operating expenses. The AgroLabs Lease was mutually terminated on July 15, 2022 with an effective date of July 1, 2022.

Related Person Transaction Policies and Procedures

We have not adopted written policies or procedures for the review, approval or ratification of related party transactions involving our directors, officer and employees or their family members except for related party leases, which must be presented and approved by the Board of Directors prior to the Chief Financial Officer’s execution. Our Audit Committee considers any other related party transactions on a case-by-case basis, pursuant to the Audit Committee charter.

PROPOSAL NO. 2 RATIFICATION OF

THE APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors of the Company has appointed the firm of Marcum LLP (“Marcum”), independent auditor, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 2025, subject to ratification by the Company’s stockholders. The Board of Directors reserves the right to appoint a different independent registered public accounting firm at any time during the year if the Board of Directors believes that a change is in the best interest of the Company and its stockholders.  We anticipate that a representative of Marcum will be present at the Annual Meeting and will be provided with the opportunity to make a statement if such representative desires to do so and to be available to respond to appropriate questions from stockholders.

Representatives of Marcum normally attend most meetings of the Audit Committee.  The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one fiscal quarter and any pre-approval is detailed as to the particular service or category of services.  The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.

The Audit Committee, on an annual basis, reviews the services performed by the Company’s independent auditor.  The Audit Committee reviewed and approved the fees charged by Marcum as the independent auditor of the Company for the fiscal year ended June 30, 2024.

Audit Fees

The aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2024 and June 30, 2023 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal years ended June 30, 2024 and 2023, was $144,200 and $128,750, respectively.

Audit Related Fees

Marcum did not render professional services relating to the assurance and related services reasonably related to the performance of the audit or review of financial statements that are not reported above for the fiscal years ended June 30, 2024 and 2023, respectively.

Tax Fees

Marcum did not bill fees for tax services for the fiscal year ended June 30, 2024 and 2023, respectively.

All Other Fees

Marcum did not bill fees for any other services for the fiscal year ended June 30, 2024 and 2023, respectively.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with SEC policies and guidelines regarding audit independence, the Audit Committee is responsible for the pre-approval of all audit and permissible non-audit services provided by our independent registered public accounting firm on a case-by-case basis. Our Audit Committee has established a policy regarding approval of all audit and permissible non-audit services provided by our principal accountants. No non-audit services were performed by our independent registered public accounting firm during the fiscal years ended June 30, 2024 and 2023. Our Audit Committee pre-approves these services by category and service. Our Audit Committee has pre- approved all of the services provided by our independent registered public accounting firm.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE INDEPENDENT AUDITOR PROPOSAL

AUDIT COMMITTEE REPORT

The following Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings.

The Audit Committee of the Board of Directors of the Company (the "Audit Committee") is composed of three (3) directors.  One of the three members of the committee is not independent.  The Board of Directors has adopted an Audit Committee Charter.  Management is responsible for the Company's internal control and financial reporting process.  The Company's independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit Committee's responsibility is to monitor and oversee these processes.

We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the fiscal year ended June 30, 2024.

We have discussed with Marcum LLP, the Company’s independent registered public accounting firm, the matters as required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the Commission.

We have received the written disclosures and the letter from Marcum LLP required by applicable requirements of the PCAOB regarding Marcum LLP’s communications with the Audit Committee concerning independence, and have discussed with Marcum LLP, their independence from management and the Company.

Based on the review and discussions referred to above, we recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed with the SEC on September 20, 2024.

The foregoing has been approved by all members of the Audit Committee.

Robert Canarick
William H. Milmoe
Eric Friedman

STOCKHOLDER PROPOSALS AND COMMUNICATIONS

Stockholder proposals to be included in the Company’s proxy statement with respect to the 2025 Annual Meeting of Stockholders must be received by the Company at its Executive Offices located at 225 Long Avenue, Hillside, New Jersey 07205 not less than 90 days or more than 120 days prior to November 27, 2025.  All such proposals are subject to the applicable rules and requirements of the SEC.

In addition, the Company’s By-laws contain certain notice and procedural requirements applicable to director nominations by stockholders and stockholder proposals, irrespective of whether the proposal is to be included in the Company’s proxy statement. If a stockholder seeks to nominate a candidate for election or proposes business for consideration at the 2025 Annual Meeting of Stockholders, a stockholder’s notice shall be delivered to the Secretary of the Company at the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days before or delayed by more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made, whichever occurs first. If the notice is not received by such date, it will be considered untimely under the Company’s By-laws.

The Board of Directors does not have a formal process for stockholders to send communications (including director nominations) to the Board.  Due to the infrequency of stockholder communications to the Board, the Board does not believe that a formal process is necessary.  Written communications to the Board may be sent to the Board at the Company’s executive offices at Integrated BioPharma, Inc., 225 Long Avenue, Hillside, New Jersey 07205, and the Company will promptly circulate such communications to all members of the Board (or to those particular directors to whom such communication is specifically addressed).  A stockholder who intends to nominate an individual for election to the Board of Directors (other than a candidate proposed by the Board of Directors) must do so in accordance with the foregoing procedures.

OTHER BUSINESS OF THE MEETING

The Company is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, in as much as matters of which management of the Company is not now aware may come before the Annual Meeting or any adjournment, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their discretion with respect thereto.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold Common Stock directly. Requests should be addressed to: Integrated Biopharma, Inc., 225 Long Avenue, Hillside, New Jersey 07205 or contact our Corporate Secretary at (973) 926-0816.

ADDITIONAL INFORMATION

ADDITIONAL COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2024, MAY BE OBTAINED WITHOUT CHARGE BY ANY STOCKHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO THE SECRETARY, INTEGRATED BIOPHARMA, INC., 225 LONG AVENUE, HILLSIDE, NEW JERSEY 07205.

By order of the Board of Directors

/s/ Christina Kay
Christina Kay

/	/s/ Riva Sheppard
Riva Sheppard

Co-Chief Executive Officers
October 28, 2024

PROXY

INTEGRATED BIOPHARMA, INC.

ANNUAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for

the 2024 Annual Meeting of Stockholders to be Held on December 2, 2024

AT 9:00 A.M. EST for Holders as of October 15, 2024.

The proxy statement and annual report to stockholders are available at

https://materials.proxyvote.com/45811V.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and Annual Report on Form 10K are available at www.proxyvote.com

__  __  __  __  __ __  __  __  __  __  __  __  __  __  __ __  __  __  __  __  __  __  __  __  __ __  __  __  __  ____  __

PROXY

INTEGRATED BIOPHARMA, INC.

ANNUAL MEETING

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Dina L. Masi and Christina Kay, and each of them, as proxies, each with the power to appoint her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Integrated BioPharma, Inc. held of record by the undersigned at the close of business on October 15, 2024 at the 2024 Annual Meeting of Shareholders of Integrated BioPharma, Inc. to be held on December 2, 2024 or at any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR ALL” DIRECTOR NOMINEES WITH RESPECT TO PROPOSAL 1 AND “FOR’ PROPOSAL 2.

(Continued, and to be marked, dated and signed, on the other side)

VOTE BY INTERNET- www. Proxyvote.com or scan the QR Barcode above.  Use the Internet to transmit your voting instructions and for electronic delivery of information.  Vote by proxy up until 11:59pm Eastern Time on December 1, 2024. Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

INTEGRATED BIOPHARMA, INC. 225 LONG AVENUE, BLDG 15 HILLSIDE, NJ 07205

ELECTRONIC DELIVERY OF FUTRUE PROXY MATERALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions.  Vote by 11:59 P.M. Eastern Standard Time on December 1, 2024.  Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

 DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold	For All	To withhold authority to vote for any individual nominee (s), mark "For All Except" and write the number (s) of the nominee (s) on the line below.
	All	All	Except
The Board of Directors recommends you vote FOR
the following:
	☐	☐	☐
1. To elect the Class I Directors for a
THREE-YEAR TERM TO SERVE UNTIL THE 2027 ANNUAL
MEETING OF STOCKHOLDERS

Nominees

01) Damon DeSantis 02) Riva Sheppard

The Board of Directors recommends you vote FOR the following proposal:
	For	Against	Abstain

2. To ratify the appointment of Marcum LLP as Integrated BioPharma, Inc.'s independent accountant for the fiscal year ending June 30, 2025.
	☐	☐	☐
NOTE: The transaction of such other business as may properly come before the Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Yes	No
Please indicate if you wish to view meeting	☐	☐
materials electronically via the Internet rather
than receiving a hard copy. Please note that you
will continue to receive a proxy card for voting
purposes only.

Shares
Cusip #
SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date